Exhibit 10.ii.bb

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES

NORTH AMERICA

DATE:	MAY 16, 2006

SELLER:	MOSAIC FERTILIZER LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH
RIVERVIEW, FL 33569

BUYER:	TRADICO NORTH AMERICA
CARGILL ANIMAL NUTRITION
P.O. BOX 5614
MINNEAPOLIS, MN 55440-5614

PRODUCT:	BIOFOS, DYNAFOS, MULTIFOS, MONOFOS, LIQUIFOS

SPECIFICATIONS:	SPECIFICATIONS ATTACHED PURSUANT TO GEOGRAPHIC LOCATIONS

MARKET:	U.S. AND CANADA

PERIOD:	FEBRUARY 2006 – JANUARY 2007

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	15 DAYS

TERMS:	TRADICO TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL ANIMAL NUTRITION	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: